UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2009

VERICHIP CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2009, the board of directors of VeriChip Corporation, a Delaware corporation (the “Company”), appointed Scott R. Silverman as the Company’s chief executive officer. Mr. Silverman will also continue to serve as the executive chairman of the board of directors of the Company.

On November 12, 2008, R & R Consulting Partners, LLC, or R & R, a holding company owned and controlled by Mr. Silverman, acquired 5,355,556 shares of the Company’s common stock from Digital Angel Corporation, or Digital Angel, in exchange for $750,000. R & R and Mr. Silverman currently own, on a combined basis, approximately 6.8 million shares of the Company’s outstanding common stock.

Mr. Silverman, 45, has served as the Company’s executive chairman since December 1, 2008. He previously served as the Company’s acting president from March 2007 through May 4, 2007, as the Company’s chief executive officer from December 5, 2006 through July 18, 2008, as chairman of the Company’s board of directors from March 2003 through July 18, 2008 and as a member of the Company’s board of directors from February 2002 through July 18, 2008. On November 12, 2008, he was again appointed to the Company’s board of directors, to serve as chairman. He also served as the Company’s chief executive officer from April 2003 to June 2004. He served as the chairman of the board of directors of Digital Angel, which was previously the parent of the Company, from March 2003 through July 3, 2007, and served as chief executive officer of Digital Angel from March 2003 to December 5, 2006, and as acting president of Digital Angel from April 2005 to December 5, 2006. Since January 2006, Mr. Silverman has served as the chairman of Steel Vault Corporation, which is affiliated with the Company. Mr. Silverman is an attorney licensed to practice in New Jersey and Pennsylvania.

Besides the relationships mentioned herein, there are no related party transactions, as provided for in Item 404(a) of Regulation S-K, in which Mr. Silverman had or will have a direct or indirect material interest.

On August 27, 2009, the Company announced Mr. Silverman’s appointment as chief executive officer. A copy of the press release is being furnished as Exhibit 99.1 attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of VeriChip Corporation dated August 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: August 31, 2009

/s/ William J. Caragol
William J. Caragol
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of VeriChip Corporation dated August 27, 2009